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EXHIBIT 23.1

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Stan J.H. Lee, CPA
2182 Lemoine Ave                                               Tel) 760-612-1269
Suite 200                                                      Fax) 815-846-7550
Fort Lee, NJ 07024                                    e-mail) StanL@dmhdxcpa.com
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To the Board of Directors
and Management of
WPB Financiers Ltd.
8723  Cambie Street
Vancouver ,B.C.,V6P 3J9


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



I hereby consent to the use of my report dated October 30 , 2003 relating to the independent auditor's reports and reviewed financial statements of WPB Financiers Ltd as of September 30, 2003 and 2002 and for the period beginning June 3, 2002 ( inception date) to September 30, 2002, from July 1, 2003 to September 30, 2003, from June 3, 2002 to period ended December 31, 2002 and for the cumulative period from June 3, 2002 to September 30, 2003 as appears in such Form 10-QSB in the Company's filings with the U.S. Securities and Exchange Commission.





/s/ Stan J.H. Lee
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Stan J.H. Lee, CPA

Fort Lee, New Jersey
October 30, 2003